Exhibit 10.1

SECOND AMENDMENT TO

CREDIT AND SECURITY AGREEMENT

THIS SECOND AMENDMENT TO CREDIT AND SECURITY AGREEMENT (this “Agreement”), dated May 3, 2016, is made and entered into by and among INTEGRATED ELECTRICAL SERVICES, INC., a Delaware corporation; IES COMMERCIAL & INDUSTRIAL, LLC, a Delaware limited liability company; IES COMMERCIAL, INC., a Delaware corporation; IES MANAGEMENT, LP, a Texas limited partnership; IES MANAGEMENT ROO, LP, a Texas limited partnership; IES PURCHASING & MATERIALS, INC., a Delaware corporation; IES RESIDENTIAL, INC., a Delaware corporation; INTEGRATED ELECTRICAL FINANCE, INC., a Delaware corporation; IES SUBSIDIARY HOLDINGS, INC., a Delaware corporation; MAGNETECH INDUSTRIAL SERVICES, INC., an Indiana corporation; HK ENGINE COMPONENTS, LLC, an Indiana limited liability company; IES RENEWABLE ENERGY, LLC, a Delaware limited liability company, SOUTHERN INDUSTRIAL SALES AND SERVICES, INC., a Georgia corporation d/b/a Southern Rewinding and Sales, CALUMET ARMATURE AND ELECTRIC, L.L.C., an Illinois limited liability company, SHANAHAN MECHANICAL & ELECTRICAL, INC., a Nebraska corporation (each a “Borrower” and collectively, the “Borrowers”), IES CONSOLIDATION, LLC, a Delaware limited liability company; IES PROPERTIES, INC., a Delaware corporation; IES SHARED SERVICES, INC., a Delaware corporation; IES TANGIBLE PROPERTIES, INC., a Delaware corporation; KEY ELECTRICAL SUPPLY, INC., a Texas corporation; IES OPERATIONS GROUP, INC., a Delaware corporation and ICS HOLDINGS LLC, an Arizona limited liability company (each, individually a “Guarantor”, and collectively, the “Guarantors”) and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Lender”).

RECITALS

A. WHEREAS, Borrowers, Guarantors and Lender have entered into that certain Amended and Restated Credit and Security Agreement dated as of September 24, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

B. WHEREAS, Borrowers have requested that Lender amend the Credit Agreement as set forth herein.

C. WHEREAS, Lender has agreed to amend the Credit Agreement on the terms and conditions as set forth herein.

NOW THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound agree as follows:

ARTICLE I.

AMENDMENT

Effective as of the Effective Date (as defined below), the Credit Agreement is hereby amended and supplemented as follows:

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1.01 Amendment to Section 2.4(b). Section 2.4(b) of the Credit Agreement is hereby amended by amending and restating the first sentence thereof in its entirety to provide as follows:

“From and after the date on which (i) an Event of Default has occurred or (ii) Borrowers’ Liquidity is less than twenty percent (20%) of the Maximum Revolver Amount (with at least fifty percent (50%) of such Liquidity comprised of Excess Availability) as set forth on the monthly calculation delivered to Lender pursuant to Section 6.1 of the Agreement (a “Springing Lockbox Event”), Borrowers shall, unless otherwise notified by Lender in writing, instruct all Account Debtors to make payments either directly to the Lockbox for deposit by Lender directly to the Collection Account, or instruct them to deliver such payments to Lender by wire transfer, ACH, or other means as Lender may direct for deposit to the Lockbox or Collection Account or for direct application to reduce the outstanding Advances.”

1.02 Amendment to Section 2.9. Section 2.9 of the Credit Agreement is hereby amended by deleting the date “August 9, 2018” and inserting “August 9, 2019” in lieu thereof.

1.03 Addition to Section 6.12((j). Section 6.12 of the Credit Agreement is hereby amended to add a new clause (j) immediately following clause (i) which shall provide as follows:

“(j) Promptly, and in any event within five (5) Business Days of the acquisition of any Eligible Equipment (including Borrowers’ receipt of a clean certificate of title in respect of Eligible Equipment formerly subject to third-party financing) subject to a certificate of title under applicable law (i.e. any item of rolling stock), the applicable Borrower shall deliver to Lender (or a service or processor designated by Lender from time to time), a certificate of title for each such item of titled Eligible Equipment owned or acquired by such Borrower together with either (i) a duly completed and signed motor vehicle title application naming Lender as first lien holder with respect to such motor vehicle (subject to Permitted Liens) or (ii) a signed and notarized power or attorney in appropriate form to permit Lender (or a servicer or processor designated by Lender from time to time) to cause such title certificates to be submitted to the appropriate state motor vehicle filing office for notation of Lender’s first-priority Lien (subject to Permitted Liens). Borrowers shall take such other and additional actions as may be required to cause Lender’s first-Lien (subject to Permitted Liens) to be duly noted on each certificate of title evidencing Borrowers’ ownership of Eligible Equipment.”

1.04 Addition to Section 7.12. Section 7.12 of the Credit Agreement is hereby amended to add a new clause (e) immediately following clause (d) which shall provide as follows:

“(e) so long as no Default or Event of Default has occurred and is continuing, IES Commercial may make additional capital contributions to STR Mechanical in an aggregate amount not to exceed $750,000.

1.05 Addition to Article 8. Article 8 of the Credit Agreement is hereby amended by adding a new clause (b) immediately following clause (a) to provide as follows:

“(b) Minimum Liquidity. Borrowers shall, at all times, maintain a minimum Liquidity of at least twelve and one-half of one percent (12.50%) of the Maximum Revolver Amount; provided, that, for purposes of compliance with this clause (b), at least fifty percent (50%) of Borrowers’ Liquidity shall be comprised of Excess Availability.”

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1.06 Amendment to Schedule 1.1. Schedule 1.1 of the Credit Agreement is hereby amended adding the following defined terms in the appropriate alphabetical order:

““Net Orderly Liquidation Value” means dollar amount that is estimated to be recoverable in an orderly liquidation of Borrowers’ Eligible Equipment as set forth in the most recent acceptable NOLV Appraisal received by Lender and upon which Lender may rely, such value to be calculated net of all operating expenses and associated costs and expenses of such liquidation.”

““NOLV Appraisal” means an on-site appraisal or desk-top update to such an appraisal, as applicable, conducted to determine the Net Orderly Liquidation Value of the Borrowers’ Eligible Equipment; such appraisal to be conducted (whether on-site or through desk-top update) from time to time by an appraisal company acceptable to Lender in its sole discretion, which appraisal shall be conducted in accordance with Lender’s requirements and otherwise in form, scope, methodology and content acceptable to Lender.”

““Second Amendment Effective Date’ means May 3, 2016.”

““STR Mechanical” means STR Mechanical, LLC a North Carolina limited liability company.”

““Structured Overadvance Amount” means $3,000,000 as of the Second Amendment Effective Date, as reduced by $83,333.33 as of the first Business Day of each calendar month thereafter until May 1, 2019, at which time, such Structured Overadvance Amount shall equal $0.00.”

1.07 Amendment to Schedule 1.1. Schedule 1.1 of the Credit Agreement is hereby amended by amending and restating the following defined terms:

““Accounts Availability Amount” means, as of any date of determination, the sum of:

(i) 90% (less the amount, if any, of the Dilution Reserve applicable to Eligible Accounts, if applicable) of the amount of Eligible Accounts, plus

(ii) the lesser of (x) 80% (less the amount, if any, of the Dilution Reserve applicable to Eligible Progress Billing Accounts, if applicable) of the amount of Eligible Progress Billing Accounts, (y) $25,000,000, or (z) sixty percent (60%) of an amount equal to the sum of clause (a)(i) above plus clause (a)(ii)(x) above (after giving effect to any Reserves).”

““Borrowing Base” means, as of any date of determination, the result of:

(a) the Accounts Availability Amount, plus:

(b) the lowest of

(i) $5,000,000,

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(ii) 65% of the Value of Eligible Inventory, or

(iii) 85% times the most recently determined Net Liquidation Percentage times the Value of Eligible Inventory, plus

(c) Fixed Asset Availability, plus

(d) the Structured Overadvance Amount, minus

(e) the Aged Payables Reserve, minus

(f) the aggregate amount of Reserves, if any, established by Lender.”

““Change of Control” means that (a) Permitted Holders fail to own and control, directly or indirectly, 50%, or more, of the Stock of each Borrower having the right to vote for the election of members of the Board of Directors, (b) a majority of the members of the Board of Directors do not constitute Continuing Directors, (c) each Borrower fails to own and control, directly or indirectly, 100% of the Stock of each of its Subsidiaries (other than STR Mechanical) or (d) IES Commercial or another Loan Party (subject to execution of a Pledged Interests Addendum pursuant to Section 6.12(h)(iii) ceases to own 80% (or such greater amount that IES Commercial or another Loan Party may own from time to time following the Second Amendment Effective Date) of the membership interests of STR Mechanical.”

““Dilution” means, as of any date of determination, a percentage that is, for the trailing twelve months, the result of dividing the Dollar amount of (a) bad debt write-downs, discounts, credits, deductions, or other dilutive items as determined by Lender with respect to Borrowers’ Accounts by (b) Borrowers’ billings with respect to accounts.”

““Dilution Reserve” means, as of any date of determination, an amount sufficient to reduce the advance rate against (i) Eligible Accounts by one (1) percentage point for each percentage point by which Dilution is in excess of two and one-half of one percent (2.5%) and (ii) Eligible Progress Billing Accounts by one (1) percentage point for each percentage point by which Dilution is in excess of five percent (5.0%).”

““FCCR Testing Period” means any month during which Borrowers’ Liquidity was at any time less than twenty percent (20%) of the Maximum Revolver Amount (with at least fifty percent (50%) of such Liquidity comprised of Excess Availability).”

““Fixed Asset Availability” means, as of any date of determination, up to the lesser of (i) $10,000,000 or (ii) 85% of the Net Orderly Liquidation Value of all Eligible Equipment as set forth in the NOLV Appraisal most recently delivered to Lender with respect to any Eligible Equipment component, reduced, with respect to each Eligible Equipment component, on a monthly basis beginning on the first day of the first month after Lender’s acceptance of such NOLV Appraisal, by 1/60th.”

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““Interest Rate Margin” means,

(a) with respect to the Structured Overadvance Amount, 3.25 percentage points; and

(b) Otherwise, as of any date of determination (with respect to any portion of the outstanding Advances on such date), the applicable margin set forth in the following table that corresponds to the most recent Liquidity calculations delivered to Lender pursuant to Section 6.1 and accepted by Lender in its Permitted Discretion; provided, however, that the Interest Rate Margin (i) shall be “Level II” from the Second Amendment Effective Date through the next Interest Rate Margin Redetermination Date (as defined below), and (ii) upon the occurrence and during the continuation of an Event of Default, shall be the margin set forth below as “Level I” until the next Interest Rate Margin Redetermination Date (as defined below) after the existence of such Event of Default.

Level	Liquidity	Interest Rate Margin
I	If Liquidity is less than thirty-five percent (35%) of the Maximum Revolver Amount at any time during such period	2.25 percentage points

II	If Liquidity is greater than or equal to thirty-five percent (35%) of the Maximum Revolver Amount at all times during such period and less than fifty percent (50%) of the Maximum Revolver Amount at any time during such period	2.00 percentage points

III	If Liquidity is greater than or equal to fifty percent (50%) of the Maximum Revolver Amount at all times during such period	1.75 percentage points

Except as set forth in the foregoing proviso, the Interest Rate Margin shall be re-determined quarterly on the first Business Day of each calendar quarter (such date being the “Interest Rate Margin Redetermination Date”) based upon the Liquidity for the immediately preceding calendar quarter. In the event that the information contained in any certificate delivered pursuant to Section 6.1 of the Agreement is shown to be inaccurate, and such inaccuracy, if corrected, would have led to the application of a higher Interest Rate Margin for any period than the Interest Rate Margin actually applied for such interest rate period, then (i) Borrowers shall immediately deliver to Lender a correct certificate for such period, (ii) the Interest Rate Margin shall be determined as if the correct Interest Rate Margin (as set forth in the table above) were applicable for such period, and (iii) Borrowers shall immediately deliver to Lender full payment in respect of the accrued additional interest as a result of such increased Interest Rate Margin for such interest rate period, which payment shall be promptly applied by Lender to the affected Obligations. In the event that the information contained in any certificate delivered pursuant to Section 6.1 of the Agreement reflects that an Event of Default existed as of

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the Interest Rate Margin Redetermination Date, (i) the Interest Rate Margin shall be determined as if the Interest Rate Margin set forth above as “Level I” were applicable as the first date of the existence of such Event of Default and (ii) Borrowers shall immediately deliver to Lender full payment in respect of the accrued additional interest as a result of such increased Interest Rate Margin for such interest rate period, which payment shall be promptly applied by Lender to the affected Obligations. In the event the Borrowers fail to timely deliver any certificate, report or other documentation necessary for determination of the Interest Rate Margin, the Interest Rate Margin shall be the margin set forth above as “Level I” from the date of such failure until the next Interest Rate Margin Redetermination Date.”

““Maximum Credit” means $70,000,000.”

““Maximum Revolver Amount” means mean $70,000,000, less permanent reductions in such amount made in accordance with Section 2.11.”

““Permitted Investments” means:

(a) Investments in cash and Cash Equivalents;

(b) Investments in negotiable instruments deposited or to be deposited for collection in the ordinary course of business;

(c) advances made in connection with purchases of Goods or services in the ordinary course of business;

(d) Investments owned by any Loan Party or any of its Subsidiaries on the Closing Date and set forth on Schedule P-1;

(e) Permitted Intercompany Advances;

(f) Investments resulting from entering into (i) Bank Product Agreements, or (ii) agreements relative to Indebtedness that is permitted under clause (g) of the definition of Permitted Indebtedness;

(g) Investments in an original amount not to exceed $10,000,000 in the aggregate for all Loan Parties in marketable securities, pursuant to the investment policy attached hereto as Exhibit G (provided, that, for the avoidance of doubt, no Investment by any Loan Party made pursuant to this clause (g) shall be included in the calculation of “Liquidity” unless such Investment meets the definition of Cash Equivalent); and

(h) Investments (including contributions pursuant to Section 7.12(e)), by IES Commercial consisting of eighty percent (80%) of the membership interests of STR Mechanical, or such greater amount owned by IES Commercial from time to time (provided, that IES Commercial shall deliver an updated Pledged Interest Addendum pursuant to Section 5.26(d) of Exhibit D for any additional interest held in STR Mechanical following the Second Amendment Effective Date).”

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1.08 Amendment to Schedule 1.1. Schedule 1.1 of the Credit Agreement is hereby further amended by amending the definition of “Eligible Accounts” therein by amended and restating clause (h) thereof in its entirety to read as follow:

“(h) [reserved];”

1.09 Amendment to Schedule 1.1. Schedule 1.1 of the Credit Agreement is hereby further amended by amending the definition of “Eligible Equipment” therein by amended and restating the initial paragraph thereof to read as follows:

“‘Eligible Equipment’ means Equipment owned by a Borrower designated by Lender as eligible from time to time in its sole discretion, but excluding Equipment having any of the following characteristics:”

1.10 Amendment to Schedule 2.12. The paragraph titled “Unused Fee” in Schedule 2.12 of the Credit Agreement is hereby amended and restated as follows:

“(a) Unused Fee. An unused line fee of three-eighths of one percent (.375%) per annum of the daily average of the Maximum Revolver Amount reduced by outstanding Advances (the “Unused Amount”), from the date of this Agreement to and including the Termination Date, which unused line fee shall be payable monthly in arrears on the first day of each month and on the Termination Date.”

1.11 Amendment to Schedule 6.1. Schedule 6.1 of the Credit Agreement is hereby amended and restated as set forth on Annex A attached hereto.

1.12 Amendment to Schedule 6.2. Schedule 6.2 of the Credit Agreement is hereby amended and restated as set forth on Annex B attached hereto.

1.13 Amendment to Exhibit A. Exhibit A to the Credit Agreement is hereby amended and restated as set forth on Annex B attached hereto.

ARTICLE II

NO WAIVER

2.01 No Waiver. Nothing contained in this Agreement shall be construed as a waiver by Lender of any covenant or provision of the Credit Agreement, the other Loan Documents, this Agreement, or of any other contract or instrument between any Loan Party and Lender, and the failure of Lender at any time or times hereafter to require strict performance by the Loan Parties of any provision thereof shall not waive, affect or diminish any right of Lender to thereafter demand strict compliance therewith. Lender hereby reserves all rights granted under the Credit Agreement, the other Loan Documents, this Agreement and any other contract or instrument between any Loan Party and Lender.

ARTICLE III

CONDITIONS PRECEDENT

3.01 Conditions to Effectiveness. This Agreement shall become effective only upon the satisfaction in full, in a manner satisfactory to Lender, of the following conditions precedent (the first date upon which all such conditions have been satisfied being herein called the “Effective Date”):

(a) Lender shall have received the following documents or items, each in form and substance satisfactory to Lender and its legal counsel:

(i) an Ninth Amended and Restated Revolving Note, duly executed by each Borrower;

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(ii) an opinion of Borrower’s outside counsel;

(iii) a $100,000 amendment fee, paid in immediately available funds, which shall be deemed fully earned and non-refundable upon such receipt;

(iv) Lender shall have received a certificate from the Secretary of each Loan Party (i) attesting to the resolutions of such Loan Party’s Board of Directors authorizing its execution, delivery, and performance of this Agreement and the other Loan Documents to which such Loan Party is a party, (ii) authorizing specific officers of such Loan Party to execute the same, (iii) attesting to the incumbency and signatures of such specific officers of such Loan Party, (iv) representing and warranting that such Loan Party’s Governing Documents have not been amended or otherwise modified since February 12, 2013 (or attaching and attesting to any such amendments or modifications thereto as true, correct and complete as of the date thereof) and (v) attesting to a certificate of status with respect to each Loan Party, dated within 10 days of the date hereof, such certificate to be issued by the appropriate officer of the jurisdiction of organization of each Loan Party, which certificate shall indicate that such Loan Party is in good standing in such jurisdiction;

(v) an Officer’s Certificate duly executed by an officer of each of the Borrowers in form and substance satisfactory to Lender;

(vi) a fully executed Information Certificate with respect to each Loan Party;

(vii) Current searches of each Loan Party in appropriate filing offices evidencing that (i) no Liens have been filed and remain in effect against any Loan Party or any Collateral except Permitted Liens, and (ii) Lender has filed all UCC-1 financing statements necessary to perfect the Security Interest, to the extent the Security Interest is capable of being perfected by filing;

(viii) Borrowers shall have paid all Lender Expenses incurred in connection with the transactions evidenced by this Agreement; and

(ix) Lender shall have received all other documents Lender may reasonably request with respect to any matter relevant to this Agreement or the transactions contemplated hereby and Borrowers shall have paid Lender, or made arrangements satisfactory to Lender to pay, all Lender Expenses incurred prior to or in connection with the preparation of this Agreement.

(b) After giving effect to this Agreement, the representations and warranties made by each Loan Party contained herein and in the Credit Agreement, as amended hereby, and the other Loan Documents, shall be true and correct in all material respects as of the date hereof, as if those representations and warranties were made for the first time on such date.

(c) After giving effect to this Agreement, each Loan Party is in compliance with all applicable covenants and agreements contained in the Credit Agreement and the other Loan Documents.

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(d) After giving effect to this Agreement, no Default or Event of Default shall exist under any of the Loan Documents (as amended hereby), and no Default or Event of Default will result under any of the Loan Documents from the execution, delivery or performance of this Agreement.

(e) All corporate and other proceedings, and all documents instruments and other legal matters in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to Lender and its counsel.

(f) Lender shall have received final credit approval for the Credit Facility and the transactions described in this Agreement.

3.02 Conditions Subsequent. Borrowers shall cause the following conditions subsequent to be satisfied in full, in a manner satisfactory to Lender, on or before the date set forth below (the failure by the Borrowers to satisfy such conditions subsequent shall constitute an Event of Default under the Credit Agreement):

(a) within ninety (90) days of the Effective Date or such longer time as agreed upon by Lender in its sole discretion, Lender shall have received original vehicle titles to all Eligible Equipment unencumbered, together with an executed power of attorney for each vehicle title; and

(b) within sixty (60) days of the Effective Date or such longer time as agreed upon by Lender in its sole discretion, Lender shall have received a Collateral Access Agreement with respect to each of the following properties: (i) 1617 Hoover Ave., National City, CA, (ii) 3251 South Zuni St., Englewood, CO, (iii) 300 Justin Dr. Ste H, Urbandale, Urbandale, IA, (iv) 4540 Copper Sage St, Las Vegas, NV, (v) 3525 Tanner, Nederland, TX, (vi) 10889 Shady Trail, Dallas, TX, (vii) 7562 Hitech Rd, Roanoke, VA, (viii) 5801 West 6th Ave. 5A & 5B, Lakewood City, CO, (ix) 4920 Larkmoore Court, Charlotte, NC, and (x) 5057 FM 2920, Spring, TX.

ARTICLE IV

RATIFICATIONS, REPRESENTATIONS AND WARRANTIES

4.01 Ratifications. The terms and provisions set forth in this Agreement shall modify and supersede all inconsistent terms and provisions set forth in the Credit Agreement and the other Loan Documents, and, except as expressly modified and superseded by this Agreement, the terms and provisions of the Credit Agreement and the other Loan Documents are ratified and confirmed and shall continue in full force and effect. The Loan Parties hereby agree that all liens and security interest securing payment of the Obligations under the Credit Agreement are hereby collectively renewed, ratified and brought forward as security for the payment and performance of the Obligations. The Loan Parties and Lender agree that the Credit Agreement and the other Loan Documents, as amended hereby, shall continue to be legal, valid, binding and enforceable in accordance with their respective terms.

4.02 Representations and Warranties. Each Loan Party hereby represents and warrants, jointly and severally, to Lender as of the date hereof as follows: (A) it is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (B) the execution, delivery and performance by it of this Agreement, the Credit Agreement and all other Loan Documents executed and/or delivered in connection herewith are within its powers, have been duly authorized, and do not contravene (i) its Governing Documents or (ii) any applicable law; (C) no consent, license, permit, approval or authorization of, or registration, filing or declaration with any governmental body or other Person, is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement, the Credit Agreement or any of the other Loan Documents executed and/or delivered in connection herewith by or against it, except for those consents, approvals or authorizations which (i) will

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have been duly obtained, made or compiled prior to the Effective Date and which are in full force and effect or (ii) the failure to obtain could not individually or in the aggregate reasonably be expected to cause a Material Adverse Change; (D) this Agreement, the Credit Agreement and all other Loan Documents executed and/or delivered in connection herewith have been duly executed and delivered by it; (E) this Agreement, the Credit Agreement and all other Loan Documents executed and/or delivered in connection herewith constitute its legal, valid and binding obligation enforceable against it in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity; (F) no Default or Event of Default exists, has occurred and is continuing or would result by the execution, delivery or performance of this Agreement; (G) each Loan Party is in compliance with all applicable covenants and agreements contained in the Credit Agreement and the other Loan Documents, as amended hereby; and (H) the representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects on and as of the date hereof as though made on and as of each such date, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and complete on and as of such earlier date).

ARTICLE V

MISCELLANEOUS PROVISIONS

5.01 Survival of Representations and Warranties. All representations and warranties made in the Credit Agreement or the other Loan Documents, including, without limitation, any document furnished in connection with this Agreement, shall survive the execution and delivery of this Agreement and the other Loan Documents, and no investigation by Lender shall affect the representations and warranties or the right of Lender to rely upon them.

5.02 Reference to Credit Agreement. Each of the Credit Agreement and the other Loan Documents, and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Credit Agreement, as amended hereby, are hereby amended so that any reference in the Credit Agreement and such other Loan Documents to the Credit Agreement shall mean a reference to the Credit Agreement as amended hereby.

5.03 Expenses of Lender. The Borrowers agree to pay on demand all reasonable costs and expenses incurred by Lender in connection with any and all amendments, modifications, and supplements to the other Loan Documents, including, without limitation, the reasonable costs and fees of Lender’s legal counsel, and all costs and expenses incurred by Lender in connection with the enforcement or preservation of any rights under the Credit Agreement, as amended hereby, or any other Loan Documents, including, without, limitation, the costs and fees of Lender’s legal counsel.

5.04 Severability. Any provision of this Agreement held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Agreement and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

5.05 Successors and Assigns. This Agreement is binding upon and shall inure to the benefit of Lender and each Loan Party and their respective successors and assigns, except that no Loan Party may assign or transfer any of its respective rights or obligations hereunder without the prior written consent of Lender.

5.06 Counterparts. This Agreement may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.

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5.07 Effect of Waiver. No consent or waiver, express or implied, by Lender to or for any breach of or deviation from any covenant or condition by any Loan Party shall be deemed a consent to or waiver of any other breach of the same or any other covenant, condition or duty.

5.08 Headings. The headings, captions, and arrangements used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

5.09 Applicable Law. THIS AGREEMENT AND ALL OTHER AGREEMENTS EXECUTED PURSUANT HERETO SHALL BE DEEMED TO HAVE BEEN MADE AND TO BE PERFORMABLE IN AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

5.10 Final Agreement. THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS, EACH AS AMENDED HEREBY, REPRESENT THE ENTIRE EXPRESSION OF THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF ON THE DATE THIS AGREEMENT IS EXECUTED. THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS AMENDED HEREBY, MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. NO MODIFICATION, RESCISSION, WAIVER, RELEASE OR AGREEMENT OF ANY PROVISION OF THIS AGREEMENT SHALL BE MADE, EXCEPT BY A WRITTEN AGREEMENT SIGNED BY THE BORROWERS AND LENDER.

5.11 Release. EACH LOAN PARTY HEREBY ACKNOWLEDGES THAT IT HAS NO DEFENSE, COUNTERCLAIM, OFFSET, CROSS COMPLAINT, CLAIM OR DEMAND OF ANY KIND OR NATURE WHATSOEVER THAT CAN BE ASSERTED TO REDUCE OR ELIMINATE ALL OR ANY PART OF ITS LIABILITY TO REPAY ANY LOANS OR EXTENSIONS OF CREDIT FROM LENDER TO THE BORROWERS UNDER THE CREDIT AGREEMENT OR THE OTHER LOAN DOCUMENTS OR TO SEEK AFFIRMATIVE RELIEF OR DAMAGES OF ANY KIND OR NATURE FROM LENDER. EACH LOAN PARTY HEREBY VOLUNTARILY AND KNOWINGLY RELEASES AND FOREVER DISCHARGES LENDER, ITS PREDECESSORS, AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS, FROM ALL POSSIBLE CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, EXPENSES, AND LIABILITIES WHATSOEVER, KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, SUSPECTED OR UNSUSPECTED, FIXED, CONTINGENT, OR CONDITIONAL, AT LAW OR IN EQUITY, ORIGINATING IN WHOLE OR IN PART ON OR BEFORE THE DATE THIS AGREEMENT IS EXECUTED, WHICH ANY LOAN PARTY MAY NOW OR HEREAFTER HAVE AGAINST LENDER, ITS PREDECESSORS, AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS, IF ANY, AND IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATIONS, OR OTHERWISE, AND ARISING FROM ANY LOANS OR EXTENSIONS OF CREDIT FROM LENDER TO THE BORROWERS UNDER THE CREDIT AGREEMENT OR THE OTHER LOAN DOCUMENTS, INCLUDING, WITHOUT LIMITATION, ANY CONTRACTING FOR, CHARGING, TAKING, RESERVING, COLLECTING OR RECEIVING INTEREST IN EXCESS OF THE HIGHEST LAWFUL RATE APPLICABLE, THE EXERCISE OF ANY RIGHTS AND REMEDIES UNDER THE CREDIT AGREEMENT OR LOAN DOCUMENTS, AND NEGOTIATION FOR AND EXECUTION OF THIS AGREEMENT.

5.12 Consent of Guarantor. The undersigned Guarantors hereby (a) consent to the transactions contemplated by this Agreement; and (b) agree that the Credit Agreement and the other Loan Documents (as amended, restated, supplemented or otherwise modified from time to time) are and shall remain in full force and effect. Although each undersigned Guarantor has been informed of the matters

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set forth herein and has acknowledged and agreed to same, it understands that the Lender has no obligation to inform it of such matters in the future or to seek its acknowledgment or agreement to future amendments, and nothing herein shall create such a duty. Each of the undersigned acknowledges that its Guaranty is in full force and effect and ratifies the same, acknowledges that the undersigned has no defense, counterclaim, set-off or any other claim to diminish the undersigned’s liability under such documents, that the undersigned’s consent is not required to the effectiveness of the Credit Agreement and that no consent by it is required for the effectiveness of any future amendment, modification, forbearance or other action with respect to the Collateral, the Advances, the Credit Agreement or any of the other Loan Documents.

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IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first above written.

BORROWERS:

INTEGRATED ELECTRICAL SERVICES, INC.

By:	/s/ Tracy A. McLauchlin
Name:	Tracy A. McLauchlin
Title:	Senior Vice President, CFO & Treasurer

IES COMMERCIAL & INDUSTRIAL, LLC

By:	/s/ Tracy A. McLauchlin
Name:	Tracy A. McLauchlin
Title:	Vice President & Treasurer

IES COMMERCIAL, INC.

By:	/s/ Tracy A. McLauchlin
Name:	Tracy A. McLauchlin
Title:	Vice President & Treasurer

IES PURCHASING & MATERIALS, INC.

By:	/s/ Tracy A. McLauchlin
Name:	Tracy A. McLauchlin
Title:	President & Treasurer

IES RESIDENTIAL, INC.

By:	/s/ Tracy A. McLauchlin
Name:	Tracy A. McLauchlin
Title:	Vice President, CFO & Treasurer

INTEGRATED ELECTRICAL FINANCE, INC.

By:	/s/ Tracy A. McLauchlin
Name:	Tracy A. McLauchlin
Title:	President & Treasurer

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IES MANAGEMENT LP

By: INTEGRATED ELECTRICAL FINANCE, INC., its General Partner

By:	/s/ Tracy A. McLauchlin
Name:	Tracy A. McLauchlin
Title:	President & Treasurer

IES MANAGEMENT ROO, LP

By: IES OPERATIONS GROUP, INC., its General Partner

By:	/s/ Tracy A. McLauchlin
Name:	Tracy A. McLauchlin
Title:	President & Treasurer

IES RENEWABLE ENERGY, LLC

By:	/s/ Tracy A. McLauchlin
Name:	Tracy A. McLauchlin
Title:	Vice President & CFO

IES SUBSIDIARY HOLDINGS, INC.

By:	/s/ Tracy A. McLauchlin
Name:	Tracy A. McLauchlin
Title:	Chief Financial Officer

HK ENGINE COMPONENTS, LLC

By:	/s/ Tracy A. McLauchlin
Name:	Tracy A. McLauchlin
Title:	Vice President, CFO & Treasurer

MAGNETECH INDUSTRIAL SERVICES, INC.

By:	/s/ Tracy A. McLauchlin
Name:	Tracy A. McLauchlin
Title:	Vice President, CFO & Treasurer

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SOUTHERN INDUSTRIAL SALES AND SERVICES, INC.

By:	/s/ Tracy A. McLauchlin
Name:	Tracy A. McLauchlin
Title:	Vice President, CFO & Treasurer

CALUMET ARMATURE AND ELECTRIC, L.L.C.

By:	/s/ Tracy A. McLauchlin
Name:	Tracy A. McLauchlin
Title:	Vice President, CFO & Treasurer

SHANAHAN MECHANICAL & ELECTRICAL, INC.

By:	/s/ Tracy A. McLauchlin
Name:	Tracy A. McLauchlin
Title:	Vice President & Treasurer

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GUARANTORS:

IES CONSOLIDATION, LLC

By:	/s/ Tracy A. McLauchlin
Name:	Tracy A. McLauchlin
Title:	President & Treasurer

IES SHARED SERVICES, INC.

By:	/s/ Tracy A. McLauchlin
Name:	Tracy A. McLauchlin
Title:	President & Treasurer

IES PROPERTIES, INC.

By:	/s/ Tracy A. McLauchlin
Name:	Tracy A. McLauchlin
Title:	President & Treasurer

KEY ELECTRICAL SUPPLY, INC.

By:	/s/ Tracy A. McLauchlin
Name:	Tracy A. McLauchlin
Title:	President

IES TANGIBLE PROPERTIES, INC.

By:	/s/ Tracy A. McLauchlin
Name:	Tracy A. McLauchlin
Title:	President & Treasurer

IES OPERATIONS GROUP, INC.

By:	/s/ Tracy A. McLauchlin
Name:	Tracy A. McLauchlin
Title:	President & Treasurer

ICS HOLDINGS LLC

By:	/s/ Tracy A. McLauchlin
Name:	Tracy A. McLauchlin
Title:	President & Treasurer

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IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first above written.

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Howard I. Handman
Name:	Howard I. Handman
Title:	Authorized Signatory

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ANNEX A

Schedule 6.1

TO AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT

Deliver to Lender, each of the financial statements, reports, or other items set forth below at the following times in form satisfactory to Lender:

as soon as available, but in any event within 30 days after the end of each month	(a) a Compliance Certificate along with the underlying calculations, including the calculations to establish compliance with the financial covenants set forth in Section 8 and certain other covenants under this Agreement, as well as calculations of Liquidity, Excess Availability and, if required, Fixed Charge Coverage Ratio.

as soon as available, but in any event within 45 days after the end of each fiscal quarter, or as otherwise described in the adjacent column, as applicable

(a) an unaudited consolidated balance sheet, income statement, statement of cash flow, and statement of shareholder’s equity with respect to the Borrowers and their respective Subsidiaries during such period and compared to the prior period and plan, prepared in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes, together with a corresponding discussion and analysis of results from management; provided, however, that if, at any time, Liquidity is less than twenty percent (20%) of the Maximum Revolver Amount (or at least fifty percent (50%) of such Liquidity is not comprised of Excess Availability) then the items listed under this clause (a) shall be delivered to Lender as soon as available, but in any event within 30 days after the end of each month until such time as until such time as Borrowers have demonstrated Liquidity in excess of twenty percent (20%) of the Maximum Revolver Amount (with at least fifty percent (50%) of such Liquidity comprised of Excess Availability) for thirty (30) consecutive days; and

(b) a Compliance Certificate along with the underlying calculations, including the calculations to establish compliance with the financial covenants set forth in Section 8 and certain other covenants under this Agreement, as well as calculations of Liquidity, Excess Availability and Fixed Charge Coverage Ratio.

as soon as available, but in any event within 120 days after the end of each fiscal year

(a) consolidated financial statements of Borrowers and their respective Subsidiaries for such fiscal year, audited by Ernst & Young or another independent certified public accountant reasonably acceptable to Lender, prepared in accordance with GAAP, and certified, without any qualifications (including any (A) “going concern” or like qualification or exception, (B) qualification or exception as to the scope of such audit, or (C) qualification which relates to the treatment or classification of any item and which, as a condition to the removal of such qualification, would require an adjustment to such item), by such accountants to have been prepared in accordance with GAAP (such audited financial statements to include a balance sheet, income statement, statement of cash flow, and statement of shareholder’s equity and, if prepared, such accountants’ letter to management); and

(b) a Compliance Certificate along with the underlying calculations, including the calculations to establish compliance with the financial covenants set forth in Section 8 and certain other covenants under this Agreement, as well as calculations of Liquidity, Excess Availability and Fixed Charge Coverage Ratio.

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as soon as available, but in any event on or before the last day of each fiscal year,	(a) copies of Borrowers’ Projections, in form and substance (including as to scope and underlying assumptions) satisfactory to Lender, in its Permitted Discretion, for the forthcoming fiscal year, on a monthly basis.

if and when filed by any Borrower, all of which shall be deemed to be delivered to Lender upon filing of the same with the SEC on EDGAR.

(a) Form 10-Q quarterly reports, Form 10-K annual reports, and Form 8-K current reports;

(b) any other filings made by any Borrower with the SEC; and

(c) any other information that is provided by any Borrower to its shareholders generally.

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ANNEX B

Schedule 6.2

TO AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT

Provide Lender with each of the documents and information set forth below at the following times in form and substance satisfactory to Lender:

On or prior to the twenty-third (23rd) day of each month or more frequently if Lender requests

(a) a Borrowing Base Certificate; provided, that if, at any time, Liquidity is less than twenty percent (20%) of the Maximum Revolver Amount (or at least fifty percent (50%) of such Liquidity is not comprised of Excess Availability), then a Borrowing Base Certificate shall be delivered to Lender on Friday of each calendar week until such time as Borrowers have demonstrated Liquidity in excess of twenty percent (20%) of the Maximum Revolver Amount (with at least fifty percent (50%) of such Liquidity comprised of Excess Availability) for thirty (30) consecutive days;

(b) an Account roll-forward with supporting details to the extent requested by Lender;

(c) to the extent requested by Lender, notice of all claims, offsets, or disputes asserted by Account Debtors with respect to each Borrower’s and its Subsidiaries’ Accounts; and

(d) to the extent requested by Lender, copies of invoices together with corresponding shipping and delivery documents and credit memos together with corresponding supporting documentation with respect to invoices and credit memos in excess of an amount determined in the sole discretion of Lender from time to time.

Upon request by Lender	(a) to the extent Borrowers have requested that Lender make any Advances on its Inventory, Inventory system/perpetual reports specifying the cost of each Borrower’s and its Subsidiaries’ Inventory, by location and by category, with additional detail showing additions to and deletions therefrom (delivered electronically in an acceptable format, if a Borrower has implemented electronic reporting).

Upon request by Lender

(a) a monthly Account roll-forward, in a format acceptable to Lender in its discretion;

(b) a detailed aging of each Borrower’s Accounts, together with a reconciliation to the monthly Account roll-forward and supporting documentation for any reconciling items noted (delivered electronically in an acceptable format, if a Borrower has implemented electronic reporting);

(c) a detailed calculation of those Accounts that are not eligible for the Borrowing Base;

(d) to the extent Borrowers have requested that Lender make any Advances on its Inventory, a detailed Inventory system/perpetual report (delivered electronically in an acceptable format, if a Borrower has implemented electronic reporting);

(e) to the extent Borrowers have requested that Lender make any Advances on its Inventory, a detailed calculation of Inventory categories that are not eligible for the Borrowing Base;

(f) a summary aging, by vendor, of each Borrower’s and its Subsidiaries’ accounts payable (delivered electronically in an acceptable format, if a Borrower has implemented electronic reporting); and

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(g) a detailed report regarding each Borrower’s and its Subsidiaries’ cash and Cash Equivalents, including an indication of which amounts constitute Qualified Cash.

Upon request by Lender	(a) a reconciliation of Accounts aging, trade accounts payable aging, and Inventory perpetual of each Borrower to the general ledger and the monthly financial statements, including any book reserves related to each category.

Upon request by Lender	(a) a detailed list of each Borrower’s and its Subsidiaries’ customers, with address and contact information.

Upon request by Lender

(a) copies of purchase orders and invoices for Inventory and Equipment acquired by each Borrower or its Subsidiaries, and

(b) such other reports and information as to the Collateral and as to each as Lender may reasonably request.

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EXHIBIT A

TO AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT

FORM OF COMPLIANCE CERTIFICATE

[on Borrower’s letterhead]

To:	Wells Fargo Bank, National Association
[ ]

Attn: [Portfolio Manager]

Re:	Compliance Certificate dated [ ]

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Credit and Security Agreement ( as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) dated as of September 24, 2014, by and among WELLS FARGO BANK, NATIONAL ASSOCIATION, (“Lender”), INTEGRATED ELECTRICAL SERVICES, INC., a Delaware corporation; IES COMMERCIAL & INDUSTRIAL, LLC, a Delaware limited liability company; IES COMMERCIAL, INC., a Delaware corporation; IES CONSOLIDATION, LLC, a Delaware limited liability company; IES MANAGEMENT, LP, a Texas limited partnership; IES MANAGEMENT ROO, LP, a Texas limited partnership; IES PROPERTIES, INC., a Delaware corporation; IES PURCHASING & MATERIALS, INC., a Delaware corporation; IES RESIDENTIAL, INC., a Delaware corporation; IES SHARED SERVICES, INC., a Delaware corporation; IES TANGIBLE PROPERTIES, INC., a Delaware corporation; INTEGRATED ELECTRICAL FINANCE, INC., a Delaware corporation; IES SUBSIDIARY HOLDINGS, INC., a Delaware corporation; MAGNETECH INDUSTRIAL SERVICES, INC., an Indiana corporation; HK ENGINE COMPONENTS, LLC, an Indiana limited liability company; IES RENEWABLE ENERGY, LLC, a Delaware limited liability company, , SOUTHERN INDUSTRIAL SALES AND SERVICES, INC., a Georgia corporation d/b/a Southern Rewinding and Sales, CALUMET ARMATURE AND ELECTRIC, L.L.C., an Illinois limited liability company, SHANAHAN MECHANICAL & ELECTRICAL, INC., a Nebraska corporation (each, individually a “Borrower”, and collectively, the “Borrowers”), IES CONSOLIDATION, LLC, a Delaware limited liability company; IES PROPERTIES, INC., a Delaware corporation; IES SHARED SERVICES, INC., a Delaware corporation; IES TANGIBLE PROPERTIES, INC., a Delaware corporation; KEY ELECTRICAL SUPPLY, INC., a Texas corporation; IES OPERATIONS GROUP, INC., a Delaware corporation and ICS HOLDINGS LLC, an Arizona limited liability company (each, individually a (“Guarantor”), and collectively, the “Guarantors”). Capitalized terms used in this Compliance Certificate have the meanings set forth in the Credit Agreement unless specifically defined herein.

Pursuant to Schedule 6.1 of the Credit Agreement, the undersigned officer of Parent hereby certifies that:

1. Attached is the financial information of Borrowers and their Subsidiaries which is required to be furnished to Lender pursuant to Section 6.1 of the Credit Agreement for the period ended                     ,                      (the “Reporting Date”). Such financial information has been prepared in accordance with GAAP [(except for year-end adjustments and the lack of footnotes)]1, and fairly presents in all material respects the financial condition of Borrowers and their Subsidiaries.

2. Such officer has reviewed the terms of the Credit Agreement and has made, or caused to be made under his/her supervision, a review in reasonable detail of the transactions and condition of each Borrower and its Subsidiaries during the accounting period covered by the financial statements delivered pursuant to Schedule 6.1 of the Credit Agreement.

[1]	Exclude bracketed language with annual audits

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3. Such review has not disclosed the existence on and as of the date hereof, and the undersigned does not have knowledge of the existence as of the date hereof, of any event or condition that constitutes a Default or Event of Default.

4. The representations and warranties of each Loan Party and its Subsidiaries set forth in the Credit Agreement and the other Loan Documents are true and correct in all material respects on and as of the date hereof (except to the extent they relate to a specified date).

5. Borrowers’ Liquidity, Excess Availability and Fixed Charge Coverage Ratio calculations are demonstrated on Schedule 1 hereof.

6. As of the Reporting Date, the Borrowers and their respective Subsidiaries are in compliance with the applicable covenants contained in Section 8 of the Credit Agreement, if applicable, as demonstrated on Schedule 1 hereof.

IN WITNESS WHEREOF, this Compliance Certificate is executed by the undersigned this [            ] day of [                    ], [            ].

INTEGRATED ELECTRICAL SERVICES, INC.

By:
Name:
Title:

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SCHEDULE 1 TO COMPLIANCE CERTIFICATE

Financial Covenants

I further certify that (Please check and complete each of the following):

1. Liquidity and Excess Availability. (a) Borrowers’ and their Subsidiaries’ Liquidity [was][was not] less than twenty percent (20%) of the Maximum Revolver Amount at any time during the subject period, and Excess Availability [was][was not] less than fifty percent (50%) of such Liquidity at any time during such period, which [does/does not] result in a FCCR Testing Period and a Springing Lockbox Event. Attached to this Schedule 1 are calculations supporting the foregoing statements.

2. Fixed Charge Coverage Ratio. The Fixed Charge Coverage Ratio of the Borrowers and their Subsidiaries, measured on a trailing twelve-month basis, for the monthly period ending on the Reporting Date is          to 1.0 [which [does/does not] satisfy the requirement set forth in Section 8(a) of the Credit Agreement that the Fixed Charge Coverage Ratio be not less than 1.0 to 1.0 as required during the trailing twelve-month period ending on the Reporting Date].2 Attached to this Schedule 1 are calculations supporting the foregoing calculation with respect to the Fixed Charge Coverage Ratio.

3. Minimum Liquidity. The Liquidity of the Borrowers for the monthly period ending on the Reporting Date is $             which [does/does not] satisfy the requirement set forth in Section 8(b) of the Credit Agreement that the Borrowers maintain a minimum Liquidity of at least twelve and one-half percent (12.50%) of the Maximum Revolver Amount. The Borrower’s Excess Availability for the monthly period ending on the Reporting Date is $             which [does/does not] satisfy the requirement set forth in Section 8(b) of the Credit Agreement that at least fifty percent (50%) of the Borrowers’ Liquidity be comprised of Excess Availability. Attached to this Schedule 1 are calculations supporting the foregoing calculation with respect to the Liquidity and Excess Availability.

[2]	Use when calculation in #1 results in a FCCR Testing Period.

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